July 17, 1997




Sinclair Broadcast Group, Inc.
2000 W. 41st Street
Baltimore, MD  21211

                  Re:      Incentive Stock Option Plan (As Amended)
                  ---      ----------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Sinclair Broadcast Group, Inc., a Maryland corporation, (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 100,000 shares of Class A Common Stock $0.1 par value per share (the "Shares") of the Company issuable upon exercise of options issued pursuant to the Incentive Stock Option Plan of the Company (the "Stock Option Plan").

                  For purposes of this opinion, we have examined copies of the following documents:

                  1. An executed copy of the Form S-8;

                  2. A copy of the document disclosing material information to Stock Option Plan participants prepared in connection with the Form S-8;

                  3. A copy of the Articles of Amendment and Restatement of the Company, as certified on July 17, 1997 by the Secretary of the Company as then being complete, accurate and in effect;

                  4. A copy of the By-laws of the Company, as certified on July 17, 1997 by the Secretary of the Company as then being complete, accurate and in effect;

                  5. A copy of the Stock Option Plan, as certified on July 17, 1997 by the Secretary of the Company as then being complete, accurate and in effect, except as amended by the first amendment dated April 10, 1996 (the "First Amendment") and the second amendment


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Sinclair Broadcast Group, Inc.
July 17, 1997
Page 2


dated May 31, 1996 (the "Second Amendment").

                  6. A copy of the Unanimous Consent of Directors dated April 10, 1996, paragraph 52 of which approves the First Amendment, as certified by the Secretary of the Company on July 17, 1997 as then being complete, accurate and in effect.

                  7. A copy of the Second Amendment, as certified by the Secretary of the Company on July 17, 1997 as then being complete, accurate and in effect.

                  8. A copy of the Unanimous Consent Resolution of the Directors dated July, 10, 1996 ratifying an increase in the shares of Class A Common Stock that may be issued upon the exercise of options under the Stock Option Plan to 500,000, as certified by the Secretary of the Company on July 17, 1997 as then being complete, accurate and in effect.

                  9. A copy of a certificate provided by the Secretary of the Company dated July 17, 1997.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.


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Sinclair Broadcast Group, Inc.
July 17, 1997
Page 3

                  We are members of the Bar of the District of Columbia and Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

                  Based upon, subject to, and limited by the foregoing, we are of the opinion that:

                  1. The issuance of the Shares upon the exercise of options when issued in accordance with the terms of the Stock Option Plan, has been lawfully and duly authorized; and

                  2. When the Shares have been issued and delivered in accordance with the terms of the Stock Option Plan, the Shares will be legally issued, fully paid and nonassessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8 on July 18, 1997, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1993, as amended.

                                             Sincerely,

                                             WILMER, CUTLER & PICKERING

                                             By:  /s/ John B. Watkins
                                                  ------------------------------
                                                      John B. Watkins, a partner